UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 10, 2011 (June 7, 2011)
COMMUNITY FIRST, INC.

(Exact name of registrant as specified in charter)

Tennessee	0-49966	04-3687717

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 South James M. Campbell Blvd. Columbia, TN	38401

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (931) 380-2265
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
     On June 7, 2011, Community First, Inc., a Tennessee corporation (the “Company”), held its Annual Meeting of Shareholders (the “Shareholders Meeting”), for which the Board of Directors solicited proxies, at 3:00 p.m. local time, at the Operations building of Community First Bank & Trust located at 501 South James M. Campbell Boulevard, Columbia, Tennessee 38401. At the Shareholders Meeting, the shareholders voted on the following proposals as described in detail in the Company’s Proxy Statement dated April 22, 2011. The proposals voted on and approved by the shareholders at the Shareholders Meeting were as follows:
Proposal 1: Election of Directors
     The election of three Class III directors, named in the Proxy Statement, to serve as members of the Company’s Board of Directors until the Annual Meeting of Shareholders in 2014. The following is a list of the directors elected at the Shareholders Meeting with the number of votes “For” and “Withheld,” as well as the number of “Broker Non-Votes”:

Class III Nominees	For	Withheld	Broker Non-Votes
Marc R. Lively	1,876,952	70,937	198
Eslick E. Daniel, M.D.	1,913,626	34,263	198
Vasant G. Hari	1,904,725	43,164	198
Proposal 2: Executive Compensation
     The advisory non-binding vote on the compensation of the Company’s named executive officers in the Proxy Statement was approved. The following is a list of the number of votes “For” and “Against” with regard to this proposal, as well as the number of “Abstentions”:

For	Against	Abstentions
1,688,923	214,096	44,869
Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm
     The ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 was approved. The following is a list of the number of votes “For” and “Against” with regard to this proposal, as well as the number of “Abstentions”:

For	Against	Abstentions
1,911,028	14,833	22,225

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY FIRST, INC.
By:	/s/ Dianne Scroggins
	Name:	Dianne Scroggins
	Title:	Chief Financial Officer

Date: June 10, 2011